Exhibit 10.1
SEPARATION AND CONSULTING AGREEMENT
     THIS SEPARATION AND CONSULTING AGREEMENT (this “Agreement”), effective as of October 23, 2008, is made by and between Caribou Coffee Company, Inc., (the “Company”) and Amy O’Neil (“Employee”).
R E C I T A L S
     WHEREAS, Employee was formerly the Company’s Senior Vice-President for Store Operations; and
     WHEREAS, the Company and Employee are party to an Employment Agreement, dated July 1, 2005 (the “Employment Agreement”);
     WHEREAS, it is the position of the Company that Employee resigned her employment with the Company for a reason other than for Good Reason (as defined in the Employment Agreement) effective October 23, 2008;
     WHEREAS, it is the position of Employee that her resignation was for Good Reason (as defined in the Employment Agreement); and
     WHEREAS, the Company and Employee have agreed that while Employee’s employment as the Senior Vice-President for Store Operations ended on October 23, 2008, Employee shall be employed with the Company in a consulting role as an employee for a transitional period from October 23, 2008 to January 23, 2009 (the “Transition Period”);
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
     1. Transition Period.
          A. Employee and the Company acknowledge and agree that Employee resigned her employment as the Senior Vice-President for Store Operations pursuant to the Employment Agreement on October 23, 2008, and that the Employment Agreement is superseded, cancelled and of no further effect, except as provided in Section 11 of this Agreement.
          B. Employee hereby accepts new employment with the Company as an employee pursuant to this Agreement and agrees to perform executive and consulting services for the Company during the Transition Period as reasonably requested by the Company’s Chief Executive Officer, and shall continue to be paid Employee’s former regular base salary ($265,282 per annum — “Base Salary”) during the Transition Period. Employee shall not be entitled and waives any right to any other compensation (including, without limitation, any bonuses or any similar or other payments) during the Transition Period or thereafter, except as provided herein. The Transition Period shall end on January 23, 2009, and may be shortened by the Company in its sole discretion, and the amount and extent of Employee’s duties may fluctuate (or be reduced to zero) during the Transition Period, but Employee’s right to receive the Base Salary shall continue through the entire Transition Period provided that Employee is in compliance with this Agreement and any other agreements between Employee and the Company. If Employee ceases to perform services during the Transition Period, and as a result, the Company determines that the Employee has incurred a “Separation from Service” (within the meaning of Section 409A of the Internal Revenue Code), any remaining payments owed under this subsection 1.B. shall not be paid until the date which is six

(6) months and one day after the date of such Separation from Service. Any payment resulting from a “Separation from Service” prior to January 23, 2009 shall be paid independently from any amounts due Employee under Section 2 of this Agreement. For the purposes of clarity, Employee is considered a “specified employee” for the purposes of Section 409A of the Internal Revenue Code.
          C. Subject to the terms set forth in Employee’s Stock Option Agreements, Employee shall have ninety (90) days from the end of the Transition Period on January 23, 2009, to exercise all options vested on such date. In the event Employee incurs a separation from service prior to the end of the Transition Period contemplated to be January 23, 2009, Employee shall have ninety (90) days from the date of such separation from service to exercise all options vested on such date. All options not vested on the end of the Transition Period are immediately and automatically be forfeited on such date.
          D. During the Transition Period, Employee shall be eligible for the same benefits as are made available to other senior executive employees of the Company (other than equity awards, including without limitation, any stock options), as well as such other benefits as may be specified from time to time by the Company. Currently Employee is enrolled in the Company medical, dental, 401K plan, basic life, supplemental life, long term disability and short-term disability programs and may continue to be enrolled in such programs as an employee throughout the Transition Period. The Company reserves the right at any time and from time to time to change, amend, or terminate any such benefits as the Company in its discretion deems appropriate or necessary under the circumstances.
          E. Employee shall be eligible to continue to accrue pooled leave during the Transition Period consistent with any other employee. Company shall pay Employee all earned and unused pooled leave as of the last day of the Transition Period which is contemplated to be January 23, 2009, but which may be an earlier date as provided in Section 1. B. Such earned and unused pooled leave shall be paid on the date of the first normal payroll cycle following the end of the Transition Period. As of October 23, 2008 Employee has accrued and unused pooled leave equal to 200 hours, which is the maximum amount of pooled leave an employee may accrue under the Company pooled leave policy.
     2. Additional Consideration. In consideration for Employee entering into this Agreement, and provided that Employee complies with the terms and conditions hereof (including, without limitation, the obligation under Section 1.B to perform services throughout the Transition Period and Employee’s obligations under certain surviving provisions of the Employment Agreement, as referenced in Section 11, below), and provided that Employee executes a second release in the form attached hereto as Exhibit A (the “Second Release”), the Company agrees to pay Employee the gross amount of $221,068 (less applicable withholdings) following the later of (i) the termination or expiration of the Transition Period; (ii) Employee’s signing the Second Release, (iii) the expiration of any revocation periods contained in the Second Release and (iv) Employee’s “separation from service” (within the meaning of Section 409A of the Code); provided, however, to comply with the restriction in Section 409A of the Code concerning payments to specified employees, the payment to Employee pursuant to this Paragraph 2 shall be made at least six months and one day after Employee’s “separation from service” (within the meaning of section 409A of the Code). The gross payment of $221,068 described above shall be made in two lump sum payments, the first of which in the amount of $132,640 (less applicable withholdings) is to be paid on July 24, 2009, and the second payment of $88,428 (less applicable withholdings) is to be paid on November 23, 2009. The Company and Employee intend that the payments made pursuant to Paragraph 1.B after Employee has a Separation from Service and that the payments made pursuant to this Paragraph 2 comply with the requirements of Section 409A of the Code and this Agreement shall be construed to effect such intent. The Company shall report the payments to the Internal Revenue Service and Employee in a manner consistent with this intent.
     3. Release. Employee, on her behalf and on behalf of her heirs, executors, administrators, trustees and assigns hereby fully, knowingly and voluntarily, releases and forever discharges the Company and the Company’s past and present agents, representatives, employees, officers, directors, affiliates, controlling persons, stockholders, subsidiaries, successors and assigns (collectively, the “Releasees”), collectively, separately, and severally, from or for any and all state, local or federal claims, causes of action, liabilities, and judgments of every type and description whatsoever, known and unknown

(including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Fair Labor Standards Act of 1938, as amended; the Americans with Disabilities Act; the Minnesota Human Rights Act; Minn. Stat. § 181.81; the Minneapolis Code of Ordinances; wrongful discharge; violation of Minn. Stat. § 176.82; breach of contract; tortious interference with contractual relations; promissory estoppel; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower claims; intentional or negligent infliction of emotional distress; or any other theory, whether legal or equitable) which she, her heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against Releasees related to Employee’s employment or the termination thereof. Employee warrants that Employee has been provided all leave under the Family and Medical Leave Act to which she is or may have been entitled, and that the Company has not interfered with her rights thereunder. Employee specifically waives the benefit of any statute or rule of law which, if applied to this Agreement, would otherwise exclude from its binding effect any claims not now known by her to exist. Notwithstanding this release provision, or any other provision or section of this Agreement, Employee does not waive or release any claims to enforce this Agreement.
     4. Employee also hereby knowingly and voluntarily releases and discharges Releasees, collectively, separately and severally, from or for any and all liability, claims, allegations, and causes of action arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which Employee, Employee’s heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against Releasees. Notwithstanding any other provision or section of this Agreement, Employee does not hereby waive any rights or claims under the ADEA that may arise after the date on which the Agreement is signed by her.
     5. Employee further understands that she is releasing, and does hereby release, any claims for damages, by charge or otherwise, whether brought by her or on her behalf by any other party, governmental or otherwise, and agrees not to institute any claims for damages via administrative or legal proceedings against any of the Releasees. Employee also waives and releases any and all right to money damages or other legal relief awarded by any governmental agency related to any charge or other claim against any of the Releasees.
     6. This Agreement does not apply to any post-termination claim that Employee may have for benefits under the provisions of any employee benefit plan maintained by the Company. Employee’s release of claims shall not apply to any claims Employee might have to indemnification under Minnesota Statute § 302A.521, any other applicable statute or regulation, or the Company’s by-laws.
     7. Employee hereby acknowledges and represents that (a) she has been given a period of at least twenty-one (21) days to consider the terms of this Agreement, (b) the Company has advised or hereby advises her in writing to consult with an attorney prior to executing this Agreement, and (c) she has received valuable and good consideration to which she is otherwise not entitled in exchange for her execution of this Agreement.
     8. Employee and the Company hereby acknowledge this Agreement shall not become effective or enforceable until the fifteenth (15th) day after it is executed by Employee (“Effective Date”) and that Employee may revoke this Agreement at any time before the Effective Date. Employee has been informed and understands that any such revocation must be in writing and delivered to the Company by hand, or sent by mail within the 15-day period. If delivered by mail, the revocation must be: (1) postmarked within the 15-day period, (2) properly addressed as set forth below, and (3) sent by certified mail, return receipt requested.

To the Company:	Caribou Coffee Company, Inc.
Attn: General Counsel

3900 Lakebreeze Avenue
Brooklyn Center, Minnesota 55429
Telephone No.: (763) 592-2200
Facsimile No.: (763) 592-2300
     9. Employee agrees that she has not heretofore assigned, transferred or hypothecated nor attempted to assign, transfer or hypothecate any interest she may have in the released claims.
     10. Employee agrees not to make any statement, written or verbal, to any person or entity, including in any forum or media, or take any action, in disparagement of the Company, Arcapita Inc. or any of their respective affiliates, or any of the current, former or future partners, managers, members, officers, directors and employees of any of the foregoing (individually, a “Company Party” and collectively the “Company Parties”), including negative references to or about any Company Party’s services, policies, practices, documents, methods of doing business, strategies, objectives, partners, managers, members, or employees, or take any other action that may disparage any Company Party to the general public and/or any Company Party’s employees, clients, franchisees, potential franchisees, suppliers, investors, potential investors, business partners or potential business partners, unless compelled to do so under oath.
          11. Employee has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete, and exclusive statement of expression of the agreement between the Company and Employee with respect to the subject matter hereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company or member of the Board and Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term. This Agreement supersedes all other agreements between Employee and the Company related to Employee’s employment with the Company or the termination thereof, provided, however, that this Agreement does not supersede or replace Sections 8, 10, 11, 12, 14, 15, 16, and/or 19 of the Employment Agreement except as modified herein in Section 16, nor does it supersede or replace any agreement related to Employee as a holder of securities or options of the Company, all of which shall survive this Agreement and the Second Release in accordance with their terms, except as modified herein in Section 16.
          12. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.
          13. This Agreement, and all other disputes or issues arising from or relating in any way to the Company’s relationship with Employee, shall be governed by the internal laws of the State of Minnesota, irrespective of the choice of law rules of any jurisdiction. All disputes arising from or relating to this Agreement shall be subject to the exclusive jurisdiction of and be litigated in the state or federal courts located in the State of Minnesota. All parties hereby consent to the exclusive jurisdiction and venue of such courts for the litigation of all disputes and waive any claims of improper venue, lack of personal jurisdiction, or lack of subject matter jurisdiction as to any such disputes.
          14. Headings in this Agreement are for convenience only and shall not control the meaning of this Agreement. Whenever applicable, masculine and neutral pronouns shall equally apply to the feminine genders; the singular shall include the plural and the plural shall include the singular. The parties have reviewed and understand this Agreement, and each has had a full opportunity to negotiate the Agreement’s terms and to consult with counsel of their own choosing. Therefore, the parties expressly waive all applicable common law and statutory rules of construction that any provision of this Agreement should be construed against the agreement’s drafter, and agree that this Agreement and all amendments thereto shall be construed as a whole, according to the fair meaning of the language used.

          15. Company employs Employee as an employee and shall afford Employee the same rights to indemnification and coverage by the Company’s insurance programs afforded to other employees of the Company during and after the term of the Transition Period.
          16. Notwithstanding anything in the Employment Agreement or any other agreement between the parties to the contrary, Employee’s obligations not to use or disclose confidential information, not to compete or solicit the customers or employees of the Company, such as contained in Section 8 of the Employment Agreement or any counterpart provisions, as well as provisions in any stock option or other agreements between the parties shall all expire on November 23, 2009 and be of no further force and effect and all such provisions providing for a longer duration are hereby amended and revised accordingly.
          17. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.
EMPLOYEE:

November 18, 2008
Amy O’Neil

CARIBOU COFFEE COMPANY, INC.

November 18, 2008

By:     Michael Tattersfield
Title:  Chief Executive Officer & President

EXHIBIT A
FORM OF SECOND RELEASE
     THIS RELEASE (this “Release”), effective as of                     , ___, is made by and between Caribou Coffee Company, Inc., (the “Company”) and Amy O’Neil (“Employee”).
R E C I T A L S
     WHEREAS, the Company and Employee are party to a Separation and Consulting Agreement, dated October 23, 2008 (the “First Agreement”); and
     WHEREAS, pursuant to the terms of the First Agreement, as a condition to the Company’s payment of certain post-employment amounts to Employee pursuant to Paragraph 2 thereof, Employee is required to execute a full and complete release, on behalf of herself and her heirs, executors, administrators, trustees and assigns releasing all claims, actions and causes of action against the Company and each subsidiary and affiliate of the Company, and their respective predecessors, successors, current and former directors, officers, administrators, trustees, employees, agents and other representatives.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
     1. Release. Employee, on her behalf and on behalf of her heirs, executors, administrators, trustees and assigns hereby fully, knowingly and voluntarily, releases and forever discharges the Company and the Company’s past and present agents, representatives, employees, officers, directors, affiliates, controlling persons, stockholders, subsidiaries, successors and assigns (collectively, the “Releasees”), collectively, separately, and severally, from or for any and all state, local or federal claims, causes of action, liabilities, and judgments of every type and description whatsoever, known and unknown (including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Fair Labor Standards Act of 1938, as amended; the Americans with Disabilities Act; the Minnesota Human Rights Act; Minn. Stat. § 181.81; the Minneapolis Code of Ordinances; wrongful discharge; violation of Minn. Stat. § 176.82; breach of contract; tortious interference with contractual relations; promissory estoppel; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower claims; intentional or negligent infliction of emotional distress; or any other theory, whether legal or equitable) which she, her heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against Releasees related to Employee’s employment or the termination thereof. Employee warrants that Employee has been provided all leave under the Family and Medical Leave Act to which she is or may have been entitled, and that the Company has not interfered with her rights thereunder. Employee specifically waives the benefit of any statute or rule of law which, if applied to this Agreement, would otherwise exclude from its binding effect any claims not now known by her to exist.
     2. Employee also hereby knowingly and voluntarily releases and discharges Releasees, collectively, separately and severally, from or for any and all liability, claims, allegations, and causes of action arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which Employee, Employee’s heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against Releasees. Notwithstanding any other provision or section of this Agreement, Employee does not hereby waive any rights or claims under the ADEA that may arise after the date on which the Agreement is signed by her.

     3. Employee further understands that she is releasing, and does hereby release, any claims for damages, by charge or otherwise, whether brought by her or on her behalf by any other party, governmental or otherwise, and agrees not to institute any claims for damages via administrative or legal proceedings against any of the Releasees. Employee also waives and releases any and all right to money damages or other legal relief awarded by any governmental agency related to any charge or other claim against any of the Releasees.
     4. This Release does not apply to any post-termination claim that Employee may have for benefits under the provisions of any employee benefit plan maintained by the Company. Employee’s release of claims shall not apply to any claims Employee might have to indemnification under Minnesota Statute § 302A.521, any other applicable statute or regulation, or the Company’s by-laws.
     5. Employee hereby acknowledges and represents that (a) she has been given a period of at least twenty-one (21) days to consider the terms of this Agreement, (b) the Company has advised or hereby advises her in writing to consult with an attorney prior to executing this Agreement, and (c) she has received valuable and good consideration to which she is otherwise not entitled in exchange for her execution of this Agreement.
     6. Employee and the Company hereby acknowledge this Agreement shall not become effective or enforceable until the fifteenth (15th) day after it is executed by Employee (“Effective Date”) and that Employee may revoke this Agreement at any time before the Effective Date. Employee has been informed and understands that any such revocation must be in writing and delivered to the Company by hand, or sent by mail within the 15-day period. If delivered by mail, the revocation must be: (1) postmarked within the 15-day period, (2) properly addressed as set forth below, and (3) sent by certified mail, return receipt requested:

To the Company:	Caribou Coffee Company, Inc.
Attn: General Counsel
3900 Lakebreeze Avenue
Brooklyn Center, Minnesota 55429
Telephone No.: (763) 592-2200
Facsimile No.: (763) 592-2300
     7. Employee agrees that she has not heretofore assigned, transferred or hypothecated nor attempted to assign, transfer or hypothecate any interest she may have in the released claims.
     8. Employee agrees not to make any statement, written or verbal, to any person or entity, including in any forum or media, or take any action, in disparagement of the Company, Arcapita Inc. or any of their respective affiliates, or any of the current, former or future partners, managers, members, officers, directors and employees of any of the foregoing (individually, an “Company Party” and collectively the “Company Parties”), including negative references to or about any Company Party’s services, policies, practices, documents, methods of doing business, strategies, objectives, partners, managers, members, or employees, or take any other action that may disparage any Company Party to the general public and/or any Company Party’s employees, clients, franchisees, potential franchisees, suppliers, investors, potential investors, business partners or potential business partners, unless compelled to do so under oath.
     9. This Agreement shall in all respects be governed and construed in accordance with the laws of the State of Minnesota without regard to choice of law principles.
EMPLOYEE:

Amy O’Neil	Date

CARIBOU COFFEE COMPANY, INC.

Date
By:      Michael Tattersfield
Title:     Chief Executive Officer & President